EX 99.1
Proterra Statement on Minimal Exposure to Silicon Valley Bank

BURLINGAME, Calif. – Proterra Inc (NASDAQ: PTRA), a leading innovator in commercial vehicle electrification technology, today issued the following statement regarding Silicon Valley Bank’s (“SVB”) transition into receivership by the Federal Deposit Insurance Corporation (“FDIC”):
“While we continue to proactively monitor the situation involving SVB, our initial assessment indicates our Company maintains a de minimis amount of cash with SVB. With today’s announcement from the Department of the Treasury, Federal Reserve, and FDIC, we expect to access our accounts on Monday, March 13th and do not currently anticipate a material impact to our financial condition or operations as a result of SVB’s transition into receivership by the FDIC. We will continue to monitor the situation and any impact on Proterra, our customers, partners, and suppliers.”
About Proterra
Proterra is a leader in the design and manufacture of zero-emission electric transit vehicles and EV technology solutions for commercial applications. With industry-leading durability and energy efficiency based on rigorous U.S. independent testing, Proterra products are proudly designed, engineered, and manufactured in America, with offices in Silicon Valley, South Carolina, and Los Angeles. For more information, please visit www.proterra.com
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements regarding the impact on Proterra of Silicon Valley Bank’s closure and the appointment of the Federal Deposit Insurance Corporation as receiver. Forward-looking statements are predictions and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to significant risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including risks and uncertainties set forth in Proterra’s filings with the SEC. The forward-looking statements included in this press release speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Proterra assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Proterra does not give any assurance that it will achieve its expectations.

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